CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. ("IPG" or the "Company"), of our report dated February 23, 1998, included in this Current Report on Form 8-K, with respect to the consolidated financial statements of the MBL Group PLC for the year ended December 31, 1997, which statements are included in the supplemental consolidated financial statements of IPG,:
Registration  Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No.
2-64338; No. 2-67560; No. 2-72093; No. 2-88165; No. 2-90878; No. 2-97440 and No.
33-28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan, of the Company; Registration Statements No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062 and No. 33-61371, relating variously to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan, of the Company (1995); Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan, of the Company; Registration Statements No. 33-5352; No. 33-21605; No. 333-4747 and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan, of the Company; Registration Statements No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan, of the Company; Registration Statement No. 333-28029 relating to The Interpublic Outside Directors' Stock Incentive Plan, of the Company; and Registration Statement No. 33-42675 relating to the 1997 Performance Incentive Plan, of the Company.


Soteriou Banerji
London, England

July 13, 2000